UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2024

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, Tenaya Therapeutics, Inc. (“Tenaya or the “Company”) issued a press release announcing Tenaya’s financial results for the quarter ended June 30, 2024 (“the Earnings Press Release”). The full text of the Earnings Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Principal Financial Officer

Effective August 14, 2024, upon Ms. Leone Patterson ceasing to be the Chief Financial and Business Officer, Principal Financial Officer (PFO) and Principal Accounting Officer (PAO) for Tenaya, Faraz Ali, Chief Executive Officer of Tenaya, will become Interim PFO in addition to his role as Chief Executive Officer.

For Mr. Ali’s biographical information, see the disclosure included under the heading “Management and Corporate Governance - Director Biographies” included in Tenaya’s definitive proxy statement for the 2024 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 14, 2024, which disclosure is incorporated by reference herein.

There are no arrangements or understandings between Mr. Ali and any other persons in connection with Mr. Ali’s appointment as Interim PFO. Mr. Ali has no family relationships with any of Tenaya’s directors or executive officers, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, promulgated under the Exchange Act. Mr. Ali is continuing under the terms of his existing compensation arrangement with the Company.

Appointment of Interim Principal Accounting Officer

Effective August 14, 2024, upon Ms. Patterson ceasing to be PAO, Ms. Chihiro Saito, Tenaya’s Senior Vice President, Accounting and Financial Operations, will assume the role of Interim PAO for the Company in addition to her role as Senior Vice President, Accounting and Financial Operations.

Ms. Saito, age 58, has served as Tenaya’s Senior Vice President, Accounting and Financial Operations since August 2024 and previously as Vice President, Corporate Controller, from September 2021 until July 2024. Prior to joining Tenaya, Ms. Saito was Head of Financial Reporting at Gilead Sciences, Inc., a publicly traded biopharmaceutical company, from June 2020 to September 2021. From 2002 to June 2020, she held various roles of increasing responsibility in the finance department at McKesson Corporation, culminating in Vice President, Accounting and Financial Reporting. Prior to McKesson, she served as Assistant Controller at Viador, Inc. and as an Assurance Manager at Aurthur Anderson LLP. Ms. Saito is a Certified Public Accountant and holds a B.A. in Political, Legal and Economic Analysis from Mills College and an M.S. in Business Administration, Accounting from San Francisco State University.

There are no arrangements or understandings between Ms. Saito and any other persons in connection with Ms. Saito’s appointment as Interim PAO. Ms. Saito has no family relationships with any of Tenaya’s directors or executive officers, and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act. Ms. Saito is continuing under the terms of her existing compensation arrangement with the Company.

In connection with Ms. Saito’s appointment, the Company plans to enter into its standard form of director and officer indemnification agreement with Ms. Saito. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such agreement, the form of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1/A, filed with the SEC on June 26, 2021, and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Tenaya Therapeutics, Inc., dated August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

Date:	August 8, 2024	By:	/s/ Leone D. Patterson, M.B.A.
Chief Financial and Business Officer